Exhibit 10.2

FIRST AMENDMENT TO VOTING AND SUPPORT AGREEMENT

THIS FIRST AMENDMENT TO VOTING AND SUPPORT AGREEMENT (this “Amendment”) is made as of May 10, 2019, by and between MARVELL TECHNOLOGY GROUP LTD. (“Parent”) and [      ] (“Stockholder”). Each of Parent and Stockholder are referred to herein as a “party” or collectively as the “parties”.

WHEREAS, Parent and Stockholder entered into that certain Voting and Support Agreement, dated May 6, 2019 (the “Voting and Support Agreement”);

WHEREAS, Parent and Stockholder wish to amend the Voting and Support Agreement as set forth in this Amendment;

NOW, THEREFORE, the parties agree as follows:

1. Amendment of Voting and Support Agreement.

a. The table on the signature page to the Voting and Support Agreement shall be amended and restated as follows:

Shares Held of Record	Options, RSUs, Warrants and Other Rights	Additional Securities Beneficially Owned
[ ]	[ ]	[ ]

2. No Other Effects. Except as amended hereby, the Voting and Support Agreement remains in full force and effect.

3. Governing Law and Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of law).

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in ..PDF format shall be sufficient to bind the parties to the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

MARVELL TECHNOLOGY GROUP LTD.

By:

Name:

Title:

[ ]

By:

Name:

Title: